SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 16, 2010

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Lexington Park Lagrangeville, New York		12540
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (845) 454-3703

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 16, 2010, an annual meeting of our shareholders was held to: (i) elect three directors to serve on Class II of our Board of Directors and (ii) ratify the selection of D’Arcangelo & Co., LLP as our independent accountants for the fiscal year ending March 31, 2011. At this meeting, Robert S. Ellin, Thomas P. Kikis and Barry I. Regenstein were elected as members of Class II of our Board of Directors to hold office until the second succeeding annual meeting of our shareholders and until their successors have been elected and qualified, and the selection of D’Arcangelo & Co., LLP as our independent public accountants for the fiscal year ending March 31, 2011 was ratified.  Peter T. Kikis, Edward S. Fleury, Martin C. Blake, Jr. and Laurence A. Levy continued to hold office as members of Class I of our Board of Directors until our next annual meeting of shareholders and until their successors have been elected and qualified.

The votes were cast by our shareholders as follows:
Matter	For	Against	Withheld/ Abstain	Broker Non-Votes

Election of Directors

Robert S. Ellin	4,264,321		459,486	4,115,104
Thomas P. Kikis	4,270,544		453,263	4,115,104
Barry I. Regenstein	4,464,698		259,109	4,115,104

Ratification of Selection of Auditors	8,822,891	15,250	770

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 17, 2011

COMMAND SECURITY CORPORATION

By:	/s/ Barry Regenstein
Name: Barry Regenstein
Title: President and Chief Financial Officer